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COMMON STOCK                                                        COMMON STOCK

  NUMBER                                                               SHARES
------------                                                        ------------
CL                                COLMENA CORP
------------                                                        ------------
Incorporated under the laws of                                   See reverse for
the State of Delaware                                        certain definitions
                                                               CUSIP 195196 10 0

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THIS CERTIFIES THAT

                                    SPECIMEN


IS THE RECORD HOLER OF
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  FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF
===================================COLMENA CORP.================================
transferable on the books of the Corportion by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar
   WITNESS the facsimile signatures of teh duly authorized officers of the Corporation.

Dated:

 SPECIMEN                                    SPECIMEN
Secretary                                    President